Second Amendment
                    to
        Purchase and Sale Agreement
                  between
        Bloomfield Refining Company
                    and
     Gary-Williams Energy Corporation,
                as Sellers
                    and
      Giant Industries Arizona, Inc.
                 as Buyer


     This Second Amendment (the "Second
Amendment") to the Purchase and Sale Agreement dated as of August 8, 1995, is entered into as of the 2nd day of October, 1995.

                 Recitals

     WHEREAS, as of August 8, 1995, Bloomfield
Refining Company, a Delaware corporation ("BRC") with an address of 370 Seventeenth Street, Suite
5300, Denver, Colorado 80202, Gary-Williams Energy
Corporation, a Delaware corporation ("GWEC"), with an address of 370 Seventeenth Street, Suite 5300,
Denver, Colorado 80202 (BRC and GWEC are referred to collectively as "Sellers"), and Giant Industries
Arizona, inc., an Arizona corporation ("Buyer"), with an address of 23733 North Scottsdale Road, Scottsdale, Arizona 85255, entered into a Purchase and Sale Agreement (the "Purchase and Sale
Agreement").

     WHEREAS, Section 1.01 of the Purchase and
Sale Agreement defined the Effective Time as 7:00 AM on the Closing Date.

     WHEREAS, Buyer and Sellers wish to amend the Purchase and Sale Agreement to change the Effective
Time from 7:00 AM to 12:01 AM as of the Closing
Date.

     NOW, THEREFORE, for and in consideration of the premises and the mutual advantages accruing to each of the parties, it is mutually agreed as follows:

Agreements

     1.   The definition of "Effective Time" in
the Purchase and Sale Agreement is amended to read as follows:

"Effective Time" shall mean 12:01 AM on the Closing
Date, as such time is customarily observed in Bloomfield, New Mexico.

     2.   All other Sections of the Purchase
and Sale Agreement referencing the "Effective Time" shall be modified as necessary to give effect to the time change referenced above.

     3.   Except as noted otherwise in this
Second Amendment, all defined terms shall have the meaning attributed to them in the Purchase and Sale
Agreement.

     4.   Except as noted otherwise in this
Second Amendment, all other terms and conditions of the Purchase and Sale Agreement, as amended, are unchanged and remain in full force and effect.

     Executed as of the date first above
mentioned.

     SELLERS:

     BLOOMFIELD REFINING COMPANY,
     a Delaware corporation


     By: /s/ DAVID J. YOUNGGREN
        ______________________________________
     David J. Younggren, Senior Vice President

     GARY-WILLIAMS ENERGY
     CORPORATION, a Delaware corporation


     By: /s/ DAVID J. YOUNGGREN
        ______________________________________
     David J. Younggren, Senior Vice President


     BUYER:

     GIANT INDUSTRIES ARIZONA, INC.,
     an Arizona corporation

     By: /s/ FREDRIC L. HOLLIGER
        ______________________________________
     Fredric L. Holliger, Executive Vice President